STOCK PURCHASE AGREEMENT

     Agreement made as of this 31st day of December, 1998 between Earth Products and Technologies, Inc., a Nevada corporation, Mutual Ventures Corporation, a Wyoming corporation, John Clayton and Blaine Taylor (hereinafter referred to as "Sellers"), EWS Services, Inc., a Nevada corporation (hereinafter referred to as "Buyer" or "EWS Services") and Environmental Water Systems, Inc., a Nevada corporation ("EWS").

                             RECITALS

     WHEREAS, Buyer wishes to purchase 4,000,000 shares (which is equal to 61% of the total issued and outstanding of common stock of EWS) from Sellers and Sellers wish to sell said stock to Buyer pursuant to the terms and conditions set forth below,

     NOW, THEREFORE, in consideration of the covenants and promises contained herein and other good and valuable consideration the sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Sale of Stock. Sellers shall sell to Buyer four million (4,000,000) shares of common stock of EWS (the "Shares") owned by Sellers as set forth in Schedule A attached hereto.

     2. Purchase Price. Buyer agrees to pay a total of eight hundred and forty thousand dollars ($840,000) to Sellers for the four million (4,000,000) shares. Buyer's obligation to pay this amount shall be evidenced by the promissory note attached hereto as Exhibit A and incorporated herein by reference.

     3. Representations and Warranties of Sellers. Sellers represent and warrant to the Buyer as follows:

          (a) Sellers have good and marketable title to the Shares, free and clear of any claims, security interests, liens and encumbrances, and the transfer of the Shares will pass good and marketable title to the Shares, free and clear of any claims, security interests, liens and encumbrances whatsoever.

          (b) Sellers have the requisite power and authority to execute, deliver and perform this Agreement. All necessary corporate proceedings have been duly taken to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly authorized, executed and delivered by each Seller, constitutes the legal, valid and binding obligation of each Seller, and is enforceable as to each Seller in accordance with the terms hereof.

          (c) No consent, authorization, approval, or permit of or from, declaration or filing with any federal, state, local or other government authority or any court or any tribunal is required by the Sellers for the execution, delivery and/or performance of this Agreement. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or undertaking to which EWS is a party, or to which EWS or any of its respective properties or assets are subject, is required for the execution, delivery and/or performance of this Agreement.

          (d) There is not presently outstanding nor is there any commitment, plan or arrangement of EWS to issue any shares of common stock, any options, warrants or otherwise calling for the issue of any shares of common stock and/or any other type of stock of EWS or any other security or instrument convertible into, exercisable for or exchangeable for securities of EWS.

          (e) There is no litigation, arbitration, claim, governmental, administrative, regulatory or other proceeding or investigation (formal or informal) pending, or to best knowledge of Sellers, threatened with respect to EWS, any transaction in EWS's securities, the transactions contemplated by this Agreement, or any of EWS's business, properties, or assets. The Company is not in violation of, or in default with respect to, any material law, rule, regulation, order, judgement or decree; nor, to the best knowledge of Sellers, is any action required to be taken in order to avoid such violation or default.

          (f) To the best knowledge of Sellers, neither this Agreement nor the representations and warranties contained herein contain any untrue statement of material fact or omit to state a material fact necessary to make the statements of fact contained herein and therein not misleading. To the best knowledge of Sellers, there is no fact which has a material adverse effect, or in the future may have a material adverse effect on the business, operations, affairs, conditions or prospects of EWS.

     4. Representations and Warranties of Buyer. Buyer represents and warrants to the Sellers as follows:

          (a) Seller has no obligation or duty, either contractual or otherwise, to pay Buyer or any of Buyer's agents, officers, attorneys or creditors any monies and further represents that Sellers have not guaranteed any of the debts or liabilities of Buyer and Buyer agrees to save and hold Sellers harmless from and against any and all claims of any nature made against Sellers by any and all creditors of Buyer.

          (b) There is no litigation, arbitration, claim, governmental, administrative, regulatory or other proceeding or investigation (formal or informal) pending, or to best knowledge of Buyers, threatened with respect to EWS, any transaction in EWS's securities, the transactions contemplated by this Agreement, or any of EWS's business, properties, or assets. The Company is not in violation of, or in default with respect to, any material law, rule, regulation, order, judgement or decree; nor, to the best knowledge of Buyers, is any action required to be taken in order to avoid such violation or default.

     5.  Conditions.

          (a) EWS Services shall allow one representative of Earth
Products and Technologies, Inc. to serve on the Board of Directors of EWS Services, so long as Earth Products and Technologies or Sellers collectively own any Shares.

          (b) So long as Sellers own any Shares, EWS Services shall not issue any Shares to any third party without first offering to Sellers an opportunity to purchase an amount of Shares on the same terms and conditions as those offered to such third party, which would prevent any dilution in the percentage of any Shares owned by Sellers at that time.

     6. Indemnification. Sellers shall pay, indemnify and hold harmless Buyer from and against any and all claims, liabilities, damages, costs and expenses (including reasonable attorney's fees) relating to or arising out of any breach of any warranty or representation or default in the performance of any obligation or covenant of Sellers or EWS under and pursuant to this Agreement or Sellers' ownership of the Shares.

     Buyer shall pay, indemnify and hold harmless Sellers from and against any and all claims, liabilities, damages, costs and expenses (including reasonable attorney's fees) relating to or arising out of any breach of any warranty or representation or default in the performance of any obligation or covenant of Buyer or EWS under and pursuant to this Agreement or Buyer's ownership of the Shares.

     7. Termination. This Agreement may be terminated and the purchase and sale contemplated may be abandoned by mutual consent of the Buyer and Sellers.

     8. Further Assurances. Each party agrees to cooperate with the other, and to execute and deliver, or cause to be executed or delivered, all other instruments, and to take all such other actions as it may be reasonably requested to take, from time to time, in order to effectuate the provisions and purposes of this Agreement.

     Sellers hereby appoint Daniel W. Jackson, Esq., or his successor, as their true and lawful attorney-in-fact, agent and representative, with full power of substitution by him for each of them in their respective names, place and stead in any and all capacities, (i) to sign any and all documents, instruments or notices to be delivered pursuant to this Agreement, (ii) to receive and collect all sums of monies due hereunder and to receive all documents, instruments or notices on their behalf, (iii) to amend, modify or waive in their names and on their behalf any term or provision of this Agreement, provided that no such amendment, modification or waiver shall benefit one or more of the Sellers at the expense of another Seller, and (iv) generally to do and perform each and every act and thing deemed necessary or desirable to be done in connection with the transactions contemplated by this Agreement, as fully to all intents and purposes as might or could be done by them in person; hereby ratifying and confirming all that said attorney-in-fact or his substitute may lawfully do or cause to be done by virtue hereof.

     9. Specific Performance. Each party acknowledges the following: (a) the Shares to be transferred to Buyer pursuant to this Agreement and the rights of Sellers are unique, (b) neither party will have any adequate remedy at law if the other shall fail to perform any of its or their obligations under this Agreement and (c) each party shall have the right, in addition to any other rights it may have, to specific enforcement of this Agreement if the other shall fail to perform any of his obligations.

     10. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, successors or assigns; provided, however, that Sellers shall not voluntarily transfer or assign Sellers's interest or any part of it without the written consent of Buyer or Buyer's successor in interest. Buyer may, without the consent of Sellers, assign any or all of its rights or interests in this Agreement, provided that any such assignment shall not effect the obligations of Buyer under this Agreement.

     11. Amendment and Modification. This Agreement may not be amended, modified, supplemented or changed in any respect except by a writing duly executed by Sellers and by Buyer.

     12.  Other Provisions.

        (a) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one instrument.

        (b) Headings. The headings of the paragraphs and subparagraphs of this Agreement are inserted for convenience only and shall not constitute a part of it.

        (c) Governing Law. This Agreement shall be construed in accordance with the laws of the State of Utah.

        (d) Benefit of Parties. Except as expressly provided, nothing in this Agreement shall be construed to give any person or entity other than Sellers and Buyer any legal or equitable right, remedy or claims under this Agreement, but this Agreement shall be for the sole and exclusive benefit of Sellers and Buyer.

        (e) Survival of Representations and Warranties. The representations, warranties, covenants and agreements contained herein shall survive the closings contemplated by this Agreement.

        (f) Severability. Whenever possible, each provision shall be construed so as to be interpreted in such a manner as to be effective and valid under applicable law. If any provision of this Agreement or its application to any party or circumstance shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition without invalidating the remainder of such provision or any other provision of this Agreement or the application of such provision to other parties or circumstances.

        (g) Construction. This Agreement shall not be construed against the party preparing it, and shall be construed without regard to the identity of the person who drafted it or the party who caused it to be drafted and shall be construed as if all parties had jointly prepared this Agreement and it shall be deemed their joint work product, and each and every provision of this Agreement shall be construed as though all of the parties hereto participated equally in the drafting hereof; and any uncertainty or ambiguity shall not be interpreted against any one party. As a result of the foregoing, any rule of construction that a document is to be construed against the drafting party shall not be applicable.

       (h) Waivers. No delay on the part of any party in the exercise of any right or remedy shall operate as a wavier of it, and no single or partial exercise of any right or remedy by any party shall preclude any other or further exercise, or exercise of any other right or remedy.

       (i) Attorney's Fees. In the event of a default under the terms of this Agreement or breach of any warranty expressed in this Agreement by any of the parties hereto, the defaulting or breaching party agrees to pay any and all costs, expenses and attorney's fees incurred by the nonbreaching or nondefaulting party to enforce this Agreement or cure the default or breach.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above stated.

                   SELLERS:

                   Earth Products and Technologies, Inc., a Nevada Corporation

                   /s/ John Peters
                   _____________________________________________
                   John Peters, President



                    Mutual Ventures Corporation, a Wyoming Corporation

                    /s/ Robert Taylor
                    _____________________________________________
                    Robert Taylor, President

                    /s/ John Clayton
                    _____________________________________________
                    John Clayton

                    /s/ Blaine Taylor
                    _____________________________________________
                    Blaine Taylor


                    BUYER:

                    EWS Services, Inc., a Nevada corporation


                    By /s/ Chuck Hight
                      ------------------------------------
                      Chuck Hight, President



                    Environmental Water Systems, Inc., a Nevada corporation


                    By /s/ Theron John
                      -----------------------------
                      Theron John, President